IAS Reports First Quarter 2022 Financial Results

Total revenue increased 33% to $89.2 million; programmatic revenue increased 53%

Net income of $1.2 million, or $0.01 per share; adjusted EBITDA increased to $24.8 million at a 28% margin

Announces CFO transition plan

NEW YORK – May 11, 2022 – Integral Ad Science Holding Corp. (Nasdaq: IAS), a global leader in digital media quality, today announced financial results for the first quarter ended March 31, 2022.

"We generated strong performance in the first quarter driven primarily by adoption of our programmatic solutions," said Lisa Utzschneider, CEO of IAS. "Our technology has never been more relevant to marketers and publishers across channels and markets. We remain focused on delivering profitable growth with a 33% increase in revenue and a 28% adjusted EBITDA margin in the period. As our positive outlook for 2022 indicates, we expect favorable demand trends for our solutions to continue throughout the year."
First Quarter 2022 Financial Highlights
•Total revenue increased 33% to $89.2 million compared to $67.0 million in the prior-year period. First quarter 2022 results include the contribution from Publica, acquired in the third quarter of 2021.

•Programmatic revenue was $40.6 million, a 53% increase compared to $26.6 million in the prior-year period.

•Advertiser direct revenue was $34.6 million, a 6% increase compared to $32.6 million in the prior-year period.

•Supply side revenue increased to $14.1 million compared to $7.8 million in the prior-year period.

•International revenue, excluding the Americas, was $28.7 million, an 11% increase compared to $25.8 million in the prior-year period, or 32% of total revenue for the first quarter of 2022.

•Gross profit was $72.7 million, a 31% increase compared to $55.5 million in the prior-year period. Gross profit margin was 81% for the first quarter of 2022.

•Net income was $1.2 million, or $0.01 per share, compared to a net loss of $(2.8) million, or $(0.02) per share, in the prior-year-period. Net income margin was 1% for the first quarter of 2022.

•Adjusted EBITDA* increased to $24.8 million compared to $18.8 million in the prior-year period. Adjusted EBITDA* margin was 28% for the first quarter of 2022.

•Cash and cash equivalents were $82.3 million at March 31, 2022.

Recent Business Highlights

•IAS expanded its partnership with TikTok into new markets and products. IAS is launching its pre-bid brand safety targeting solution to additional markets, including the United Kingdom and Australia. Additionally, IAS launched the global GA for measurement of TikTok viewability and invalid traffic (IVT), allowing advertisers to understand the performance of their ads within the TikTok platform.
•Publica announced several new agreements recently with DirectTV, Hearst Television, Future Today, and Molotov TV for server-side ad insertion (SSAI), and unified auction services.

•During the quarter, IAS integrated its CTV pre-bid fraud solution within Yahoo DSP. Marketers who access CTV inventory via Yahoo DSP will have protection against fraudulent traffic with access to fraud-filtering pre-bid segments.
•In March, IAS released its latest Media Quality Report (MQR) that explores how media quality metrics reflect consumer preferences across the digital media landscape. The report derives insights from the web pages IAS analyzes and scores to offer an industry barometer against which ad buyers and sellers may benchmark the quality of their campaigns and inventory.

•IAS continued its reporting innovation by enhancing IAS Signal to provide advertisers with a unified view of their global campaigns and augmented its Report Builder to include attention metrics.
•NBCUniversal selected IAS as a Certified Measurement Partner. IAS has been certified for audience verification, enabling IAS to provide marketers granular media quality measurement across NBCUniversal’s platform.

CFO Transition

IAS also announced today that Joe Pergola, CFO of IAS, will be leaving the Company to pursue other opportunities. Mr. Pergola will remain with IAS in his current capacity through the filing of the Company's Form 10-Q for the second quarter to ensure an orderly transition. IAS has commenced a search for a new CFO.

"Joe has been a key member of the leadership team, and he has played an integral role in IAS’s success since joining in 2019," said Ms. Utzschneider. "He has brought strong financial leadership to our organizational transformation, IPO, and first year as a public company. We thank Joe for his many contributions and for the positive impact he has made at IAS."

Mr. Pergola commented, "I’ve appreciated the opportunity to partner with the leadership team and to work with an incredible group of talented individuals at IAS. I’m proud of the finance organization we’ve built which will serve as a solid foundation for future growth. Following a smooth transition of my responsibilities, I look forward to the next stage of my professional career.”

Financial Outlook

IAS is introducing the following financial guidance for the second quarter of 2022 and raising the midpoint of its full-year 2022 guidance for revenue and adjusted EBITDA based on its strong first quarter performance:

Quarter Ending June 30, 2022:
•Total revenue in the range of $97 million to $99 million
•Adjusted EBITDA* in the range of $29 million to $31 million

Year Ending December 31, 2022:
•Total revenue in the range of $418 million to $424 million
•Adjusted EBITDA* in the range of $129 million to $135 million

* See “Supplemental Disclosure Regarding Non-GAAP Financial Information” section herein for an explanation of these measures.

INTEGRAL AD SCIENCE HOLDING CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

(IN THOUSANDS, EXCEPT SHARE DATA)	March 31, 2022	December 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$82,255	$73,210
Restricted cash	78	70
Accounts receivable, net	53,956	53,028
Unbilled receivables	35,549	36,210
Prepaid expenses and other current assets	9,768	7,647
Total current assets	181,606	170,165
Property and equipment, net	1,378	1,413
Internal use software, net	18,808	18,100
Intangible assets, net	248,102	258,316
Goodwill	675,632	676,513
Operating lease right-of-use assets	20,150	—
Deferred tax asset, net	876	887
Other long-term assets	4,313	4,143
Total assets	$1,150,865	$1,129,537
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$47,684	$56,257
Due to related party	97	74
Deferred revenue	370	160
Operating lease liabilities, current	5,772	—
Total current liabilities	53,923	56,491
Accrued rent	—	854
Net deferred tax liability	52,470	53,523
Long-term debt	242,914	242,798
Operating lease liabilities, non-current	21,878	—
Other long-term liabilities	1,639	8,681
Total liabilities	372,824	362,347
Commitments and Contingencies
Stockholders’ Equity
Preferred Stock, $0.001 par value, 50,000,000 shares authorized at March 31, 2022; 0 shares issued and outstanding at March 31, 2022 and December 31, 2021.	—	—
Common Stock, $0.001 par value, 500,000,000 shares authorized, 155,016,271 and 154,398,495 shares issued and outstanding at March 31, 2022 and December 31, 2021, respectively.	155	154
Additional paid-in-capital	792,616	781,951
Accumulated other comprehensive loss	(1,289)	(315)
Accumulated deficit	(13,441)	(14,600)
Total stockholders’ equity	778,041	767,190
Total liabilities and stockholders’ equity	$1,150,865	$1,129,537

INTEGRAL AD SCIENCE HOLDING CORP.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(UNAUDITED)

	Three Months Ended March 31,
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)	2022	2021
Revenue	$89,242	$66,952
Operating expenses:
Cost of revenue (excluding depreciation and amortization shown below)	16,561	11,420
Sales and marketing	23,057	16,545
Technology and development	16,987	12,769
General and administrative	16,769	8,547
Depreciation and amortization	12,458	14,395
Total operating expenses	85,832	63,676
Operating income	3,410	3,276
Interest expense, net	(1,426)	(6,960)
Net income (loss) before income taxes	1,984	(3,684)
(Provision) benefit from income taxes	(825)	912
Net income (loss)	$1,159	$(2,772)
Net income (loss) per share – basic and diluted(1):	$0.01	$(0.02)
Weighted average shares outstanding:
Basic	154,477,403	134,007,742
Diluted	157,159,026	134,007,742
Other comprehensive income (loss):
Foreign currency translation adjustments	(974)	(1,904)
Total comprehensive income (loss)	$185	$(4,676)

(1) Amounts for periods prior to the Company’s conversion to a Delaware corporation have been retrospectively adjusted to give effect to the corporate conversion.

INTEGRAL AD SCIENCE HOLDING CORP.
CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN MEMBERS’/ STOCKHOLDERS’ EQUITY
(UNAUDITED)

Three Months Ended March 31, 2022

	Common Stock
(IN THOUSANDS, EXCEPT SHARES)	Shares	Amount	Additional paid-in capital	Accumulated other comprehensive income (loss)	Accumulated deficit	Total stockholders’ equity
Balance, December 31, 2021	154,398,495	$154	$781,951	$(315)	$(14,600)	$767,190
RSUs vested	12,094	—	—	—	—	—
Option exercises	605,682	1	2,531	—	—	2,532
Stock-based compensation	—	—	8,134	—	—	8,134
Foreign currency translation adjustment	—	—	—	(974)	—	(974)
Net income	—	—	—	—	1,159	1,159
Balance, March 31, 2022	155,016,271	$155	$792,616	$(1,289)	$(13,441)	$778,041

Three Months Ended March 31, 2021

	Member’s Interest
(IN THOUSANDS, EXCEPT UNITS AND SHARES)	Units(1)	Amount	Additional paid-in capital	Accumulated other comprehensive income (loss)	Accumulated deficit		Total members’ equity
Balance, December 31, 2020	134,039,494	$553,717	$—	$4,523	$(126,761)		$431,479
Repurchase of units	(99,946)	(413)	—	—	(789)		(1,202)
Foreign currency translation adjustment	—	—	—	(1,904)	—		(1,904)
Net loss	—	—	—	—	(2,772)		(2,772)
Balance, March 31, 2021	133,939,548	$553,304	$—	$2,619	$(130,322)	0	$425,601

(1) Amounts for periods prior to the Company’s conversion to a Delaware corporation have been retrospectively adjusted to give effect to the corporate conversion.

INTEGRAL AD SCIENCE HOLDING CORP.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Three Months Ended March 31,
(IN THOUSANDS)	2022	2021
Cash flows from operating activities:
Net income (loss)	$1,159	$(2,772)
Adjustments to reconcile net income (loss) to net cash provided by operating activities
Depreciation and amortization	12,458	14,395
Stock-based compensation	8,139	—
Deferred tax benefit	(719)	—
Amortization of debt issuance costs	116	341
Allowance for (reversal of) doubtful accounts	314	(266)
Non-cash interest expense	—	395
Impairment of assets	49	—
Changes in operating assets and liabilities:
Decrease (increase) in accounts receivable	(1,673)	3,556
Decrease in unbilled receivables	649	2,939
Increase in prepaid expenses and other current assets	(2,612)	(3,743)
Operating leases, net	(195)	—
Increase in other long-term assets	(185)	(151)
Decrease in accounts payable and accrued expenses	(6,520)	(6,833)
Increase in accrued rent	—	31
Increase (decrease) in deferred revenue	173	(44)
Increase (decrease) in due to/from related party	34	(151)
Net cash provided by operating activities	11,187	7,697
Cash flows from investing activities:
(Purchase of) proceeds from sale of property and equipment	(328)	5
Acquisition and development of internal use software and other	(2,677)	(6,382)
Net cash used in investing activities	(3,005)	(6,377)
Cash flows from financing activities:
Principal payments on capital lease obligations	—	(136)
Cash paid for unit repurchases	—	(1,202)
Repayment of short-term debt	(1,934)	—
Exercise of stock options	2,532	—
Net cash provided by (used in) financing activities	598	(1,338)
Net increase (decrease) in cash, cash equivalents and restricted cash	8,780	(18)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	278	(846)
Cash, cash equivalents and restricted cash at beginning of period	76,078	54,721
Cash, cash equivalents, and restricted cash, at end of period	$85,137	$53,857
Supplemental Disclosures:
Cash paid during the period for:
Interest	$1,298	$6,281
Taxes	$977	$326
Non-cash investing and financing activities:
Deferred offering costs accrued, not yet paid	$—	$1,676
Property and equipment acquired included in accounts payable	$16	$93
Internal use software acquired included in accounts payable	$1,128	$480
Lease liabilities arising from right of use assets	$27,650	$—

Supplemental Disclosure Regarding Non-GAAP Financial Information

We use supplemental measures of our performance, which are derived from our consolidated financial information, but which are not presented in our consolidated financial statements prepared in accordance with GAAP. Adjusted EBITDA is the primary financial performance measure used by management to evaluate our business and monitor ongoing results of operations. Adjusted EBITDA is defined as income/loss before depreciation and amortization, stock-based compensation, interest expense, income taxes, acquisition, restructuring and integration costs, IPO readiness costs and other one-time, non-recurring costs. Adjusted EBITDA margin represents the adjusted EBITDA for the applicable period divided by the revenue for that period presented in accordance with GAAP.

For the periods included herein, we also present operating expenses excluding stock-based compensation for comparability since there were no stock-based compensation expense for the periods prior to the Company's initial public offering.

We use non-GAAP financial measures to supplement financial information presented on a GAAP basis. We believe that excluding certain items from our GAAP results allows management to better understand our consolidated financial performance from period to period and better project our future consolidated financial performance as forecasts are developed at a level of detail different from that used to prepare GAAP-based financial measures. Moreover, we believe these non-GAAP financial measures provide our shareholders with useful information to help them evaluate our operating results by facilitating an enhanced understanding of our operating performance and enabling them to make more meaningful period-to-period comparisons. Although we believe these measures are useful to investors and analysts for the same reasons they are useful to management, as discussed below, these measures are not a substitute for, or superior to, U.S. GAAP financial measures or disclosures. Our non-GAAP financial measures may not be comparable to similarly titled measures of other companies. Other companies, including companies in our industry, may calculate non-GAAP financial measures differently than we do, limiting the usefulness of those measures for comparative purposes.

IAS is unable to provide a reconciliation for forward-looking guidance of Adjusted EBITDA to net income (loss), the most closely comparable GAAP measure, because certain material reconciling items, such as depreciation and amortization, interest expense, income tax expense (benefit) and acquisition, restructuring and integration expenses, cannot be estimated due to factors outside of IAS's control and could have a material impact on the reported results. However, IAS estimates stock-based compensation expense for the second quarter of 2022 in the range of $10.0 million to $11.0 million and for the full year 2022 in the range of $42.0 million to $45.0 million. A reconciliation is not available without unreasonable effort.

Reconciliations of historical Adjusted EBITDA to its most directly comparable GAAP financial measure, net income/loss, and operating expenses excluding stock-based compensation to operating expenses, are presented below. We encourage you to review the reconciliations in conjunction with the presentation of the non-GAAP financial measures for each of the periods presented. In future fiscal periods, we may exclude such items and may incur income and expenses similar to these excluded items.

Reconciliation of Adjusted EBITDA

(IN THOUSANDS)	Three Months Ended March 31,
	2022	2021
Net income (loss)	$1,159	$(2,772)
Depreciation and amortization	12,458	14,395
Stock-based compensation	8,139	—
Interest expense, net	1,426	6,960
(Provision) benefit from income taxes	825	(912)
Acquisition, restructuring and integration costs	749	171
IPO readiness costs	—	945
Loss on disposal of assets	49	—
Adjusted EBITDA	$24,805	$18,787
Revenue	$89,242	$66,952
Net income (loss) margin	1%	(4)%
Adjusted EBITDA margin	28%	28%

Operating Expenses Excluding Stock-Based Compensation
(Non-GAAP)

(IN THOUSANDS)	Three Months Ended,			Three Months Ended,
	March 31, 2022			March 31, 2021
		Stock-Based Compensation	Operating Expenses excluding stock-based compensation
	Operating Expenses			Operating Expenses	$ Change	% Change
Cost of revenue	$16,561	$56	$16,505	$11,420	$5,085	45%
Sales and marketing	23,057	2,531	20,526	16,545	3,981	24%
Technology and development	16,987	1,536	15,451	12,769	2,682	21%
General and administrative	16,769	4,016	12,753	8,547	4,206	49%
Depreciation and amortization	12,458	—	12,458	14,395	(1,937)	(13)%
Total operating expenses	$85,832	$8,139	$77,693	$63,676	$14,017	22%

Conference Call and Webcast Information
IAS will host a conference call and live webcast to discuss its first quarter 2022 financial results today at 5:00 p.m. ET. To access the conference call, please dial U.S./Canada Toll-Free: 877-313-2138 International: 470-495-9538 Conference ID: 2938926. A live webcast and replay will be available on IAS’s investor relations website: https://investors.integralads.com.

About Integral Ad Science
Integral Ad Science (IAS) is a global leader in digital media quality. IAS makes every impression count, ensuring that ads are viewable by real people, in safe and suitable environments, activating contextual targeting, and driving supply path optimization. Our mission is to be the global benchmark for trust and transparency in digital media quality for the world's leading brands, publishers, and platforms. We do this through data-driven technologies with actionable real-time signals and insight. Founded in 2009 and headquartered in New York, IAS works with thousands of top advertisers and premium publishers worldwide. For more information, visit integralads.com.

Forward-Looking Statements
This earnings press release contains forward-looking statements that are subject to risks and uncertainties. All statements other than statements of historical fact included in this press release are forward-looking statements. Forward-looking statements give our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “will,” “should,” “can have,” “likely,” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. For example, all statements we make relating to our estimated and projected costs, expenditures, cash flows, growth rates and financial results or our plans and objectives for future operations, growth initiatives, or strategies are forward-looking statements. All forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that we expected, including: (i) the adverse effect on our business, operating results, financial condition, and prospects from the current COVID-19 pandemic and related economic downturns; (ii) our dependence on the overall demand for advertising; (iii) a failure to innovate or make the right investment decisions; (iv) our failure to maintain or achieve industry accreditation standards; (v) our ability to compete successfully with our current or future competitors in an intensely competitive market; (vi) our dependence on integrations with advertising platforms, demand-side providers (“DSPs”) and proprietary platforms that we do not control; (vii) our international expansion; (viii) our ability to expand into new channels; (ix) our ability to sustain our profitability and revenue growth rate decline; (x) risks that our customers do not pay or choose to dispute their invoices; (xi) risks of material changes to revenue share agreements with certain DSPs; (xii) the impact that any future acquisitions, strategic investments, or alliances may have on our business, financial condition, and results of operations; (xiii) interruption by man-made problems such as terrorism, computer viruses, or social disruption impacting advertising spending; (xiv) the risk of failures in the systems and infrastructure supporting our solutions and operations; and (xv) other factors disclosed in our filings with the SEC. Given these factors, as well as other variables that may affect our operating results, you should not rely on forward-looking statements, assume that past financial performance will be a reliable indicator of future performance, or use historical trends to anticipate results or trends in future periods.

We derive many of our forward-looking statements from our operating budgets and forecasts, which are based on many detailed assumptions. While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and it is impossible for us to anticipate all factors that could affect our actual results. The forward-looking statements included in this press release are made only as of the date hereof. We undertake no obligation to update or revise any forward- looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

Investor Contact:
Jonathan Schaffer / Lauren Hartman
ir@integralads.com

Media Contact:
Tony Marlow tmarlow@integralads.com